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               Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement (Form N-1A) (No. 33-14363) of Delaware Group Premium Fund, Inc. of our report dated February 4, 1998, included in the 1997 Annual Report to shareholders.



Philadelphia, Pennsylvania
April 21, 1998



/s/Ernst & Young LLP
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Ernst & Young LLP





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                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Premium Fund, Inc.

We have audited the accompanying statements of net assets of Delaware Group Premium Fund, Inc. (comprised of, respectively, Trend Series, DelCap Series, Value Series, Quantum Series, Devon Series, Decatur Total Return Series, Delaware Series, Convertible Securities Series, Emerging Markets Series, International Equity Series, Global Bond Series, Delchester Series, Strategic Income Series, Capital Reserves Series, and Cash Reserve Series) as of December 31, 1997, and the related statements of operations for the period then ended, and the statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective series of Delaware Group Premium Fund, Inc. at December 31, 1997, the results of their operations for the period then ended, and the changes in their net assets and their financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

February 4, 1998
/s/Ernst & Young LLP
----------------
Ernst & Young LLP